Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-161598) and S-8 (No. 333-183387) of Biostar Pharmaceuticals, Inc. of our report dated April 11, 2013 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc., for the year ended December 31, 2012.

/s/ Clement C. W. Chan & Co.
Clement C. W. Chan & Co.
Certified Public Accountants
Hong Kong
April 11, 2013